As filed with the Securities and Exchange Commission on September 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Nano Dimension Ltd.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Ilan Ramon

Ness Ziona

7403635 Israel

+972-73-7509142

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Nano Dimension USA Inc.
13798 NW 4th Street, Suite 315, Sunrise, FL 33325
Tel: (408) 824-8242

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Reut Alfiah, Adv. Sullivan & Worcester Israel (Har-Even & Co.) HaArba’a Towers - 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-237668

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Ordinary Shares, par value NIS 5.00 per share, represented by American Depositary Shares (1)		(4)		(4)	$2,820,000	$366.04

(1)	The Ordinary Shares will be represented by American Depositary Shares, or ADSs, each of which currently represents one Ordinary Share. A separate Registration Statement on Form F-6 (Registration No. 333-230728) has been filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered an aggregate of $50,000,000 of its securities on a Registration Statement on Form F-3 (File No. 333-237668) declared effective by the Securities and Exchange Commission on May 19, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $2,820,000 is hereby registered.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction IV of Form F-3. The contents of the Registration Statement on Form F-3 (File No. 333-237668), filed by Nano Dimension Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 19, 2020, are incorporated by reference into this Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Har-Even & Co.

23.1*	Consent of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm.

23.2 *	Consent of Har-Even & Co. (included in Exhibit 5.1).

24	Power of Attorney (included in the signature page of the Registration Statement on Form F-3 of Nano Dimension Ltd. (File No. 333-237668)).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Ness Ziona, State of Israel, on September 30, 2020.

NANO DIMENSION LTD.

By:	/s/ Yoav Stern
Yoav Stern
Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yoav Stern	President, Chief Executive Officer	September 30, 2020
Yoav Stern	(Principal Executive Officer)

/s/ Yael Sandler	Chief Financial Officer	September 30, 2020
Yael Sandler	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	September 30, 2020
Ofir Baharav

*	Director	September 30, 2020
Simon Anthony-Fried

*	Director	September 30, 2020
Amit Dror

*	Director	September 30, 2020
Yaron Eitan

*	Director	September 30, 2020
Roni Kleinfeld

	Director	September 30, 2020
Christopher Moran

*	Director	September 30, 2020
Nira Poran

* By: /s/ Yoav Stern	September 30, 2020
Name: Yoav Stern Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Nano Dimension USA Inc., the duly authorized representative in the United States of Nano Dimension Ltd., has signed this registration statement on September 30, 2020.

Nano Dimension USA Inc.

/s/ Yoav Stern
Yoav Stern, CEO

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